EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Time Warner Inc., a Delaware corporation (the “Company”), for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2012	/s/ Jeffrey L. Bewkes
Jeffrey L. Bewkes
Chief Executive Officer
Time Warner Inc.

Date: February 24, 2012	/s/ John K. Martin, Jr.
John K. Martin, Jr.
Chief Financial and Administrative Officer
Time Warner Inc.